EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


The undersigned officer of Texxon, Inc. Corporation (the "Company")hereby certifies to my knowledge that the Company's annual report on Form 10-KSB for the year ended December 31, 2005 (the "Report"), as filed with the Securities and Exchange Commission the on date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company. This certification is provided solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be part of the Report or "filed" for any purpose whatsoever.

May 17, 2006                     Name:  /s/ Benjamin Hansel
                                       ------------------------------
                                        Benjamin Hansel
                                 Title: Chief Executive Officer